Exhibit 99.1

NEWS RELEASE
Media Contact:                            Investor Relations Contact:
Michele Long                                Sheila Spagnolo
Phone (610) 251-1000                            Phone (610) 251-1000
mmlong@triumphgroup.com                        sspagnolo@triumphgroup.com
TRIUMPH GROUP ANNOUNCES APPOINTMENT OF TWO NEW DIRECTORS

BERWYN, Pa.- January 16, 2018 - Triumph Group, Inc. (“Triumph”) (NYSE:TGI) today announced that its Board of Directors has appointed General Larry O. Spencer and Daniel P. Garton to serve as directors. General Spencer’s appointment is effective immediately, and Mr. Garton’s appointment will be effective February 19, 2018. With these additions, Triumph’s board will be expanded to ten members, nine of whom are independent.
General Spencer has served as President of the Air Force Association since April 2015. He spent 44 years in the United States Air Force (USAF), retiring as a four-star general. General Spencer served as Vice Chief of Staff of the USAF and served as a member of the Joint Chiefs of Staff Requirements Oversight Council and Deputy Advisory Working Group.
General Spencer was commissioned through Officer Training School in 1980 as a distinguished graduate. He commanded a squadron, group and wing, and was Vice Commander of the Oklahoma City Air Logistics Center, which provides maintenance, repair and overhaul services. He served as the Chief Financial Officer and then Director of Mission Support at a major command.
He received his Bachelor of Science degree in industrial engineering technology from Southern Illinois University, Carbondale. General Spencer has a Master of Science degree in business management from Webster College, and a Master of Science degree in industrial resource strategy from the National Defense University. He serves as a director of the Whirlpool Corporation as a member of the finance committee and the corporate governance and nominating committee.
Mr. Garton is the former Chief Executive Officer and President of American Eagle Holding Corporation, a wholly owned subsidiary of American Airlines, a position he held from June 2010 until December 2014. He previously served as Executive Vice President and Chief Marketing Officer for American Airlines, and Senior Vice President and Chief Financial Officer of Continental Airlines.

Mr. Garton has over 30 years of diverse functional leadership experience in the airline industry in key management and financial positions. He has extensive experience working with many of the aerospace OEMs Triumph serves including Boeing, Airbus, Bombardier and Embraer and with Tier 2 major component and engine suppliers, and aftermarket providers.

Mr. Garton has a Bachelor of Arts degree in economics from Stanford University and a Master of Business Administration in finance from the Johnson Graduate School of Management at Cornell University. He is a trustee of Liberty Property Trust where he serves as lead director and audit committee chair.

“We are extremely pleased with the addition of Larry and Dan to our already very strong board of directors as we position the company and its board for the future,” said General Ralph “Ed” Eberhart, Triumph’s non-executive chairman.

“I look forward to working with Larry and Dan and leveraging their extensive experience in the military and commercial aircraft industry, two of the growing markets we serve,” said Daniel J. Crowley, Triumph’s president and chief executive officer.
Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aircraft structures, components, accessories, subassemblies and systems. Triumph serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.
Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2017 and September 30, 2017.
More information about Triumph can be found on the company’s website at http://www.triumphgroup.com.

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